EXHIBIT 99.1

Microsemi Reports Third Quarter 2007 Results

IRVINE, Calif., July 26, 2007 (PRIME NEWSWIRE) -- Microsemi Corporation (Nasdaq:MSCC) today reported results for its third quarter of fiscal year 2007.

 * Net Sales Set New Record at $113.6 Million
 * Net Sales Increased 6.5 Percent over Second Quarter
 * Non-GAAP Gross Margin Increased 50 basis points over Second Quarter to 50.9 Percent
 * GAAP Gross Margin Increased 250 basis points over Second Quarter to
   41.7 Percent
 * Positive Book-to-Bill Ratio of 1.13 to 1.00 for Third Quarter

Net sales for Microsemi's third quarter, ended July 1, 2007, were $113.6 million, up 13.4 percent from net sales of $100.2 million in the third quarter of 2006, and up 6.5 percent from net sales of $106.7 million in the second quarter of 2007. Non-GAAP gross margin was 50.9 percent, compared to 50.4 percent in the second quarter of 2007 and 50.3 percent in the third quarter of 2006. Non-GAAP operating margins were 24.9 percent in the third quarter compared to 30.0 percent in the third quarter of 2006 and 22.1 percent in the second quarter of 2007. For the third quarter, non-GAAP net income was $20.5 million, compared to $16.7 million in the second quarter of 2007 and $20.1 million in the third quarter of 2006. The non-GAAP effective tax rate was 28.8 percent. The non-GAAP effective tax rate was favorably impacted by return-to-provision true-up adjustments associated with the filing of our 2006 tax returns amounting to approximately $0.01 of diluted earnings per share. Non-GAAP diluted earnings per share in the third quarter were $0.26, up $0.04 compared to $0.22 in the second quarter of 2007, and compared to $0.28 in the third quarter of 2006.

For the third quarter, GAAP gross margin was 41.7 percent compared to 39.2 percent in the second quarter of 2007 and 43.4 percent in the third quarter of 2006. GAAP results in the third quarter included non-cash, acquisition-related charges and other one-time items consisting of $10.5 million for transitional idle capacity and $3.9 million in amortization of acquisition-related intangibles and $2.8 million related to compensation charges for stock awards. The GAAP effective tax rate was 29.5 percent. The GAAP effective tax rate was favorably impacted by return-to-provision true-up adjustments associated with the filing of our 2006 tax returns. Third quarter GAAP net income was $8.7 million compared to net income of $0.1 million in the third quarter of 2006 and net loss of $19.6 million in the second quarter of 2007. GAAP diluted earnings per share this quarter were $0.11 compared to $0.00 for the third quarter of 2006 and a net diluted loss per share of $0.26 for the second quarter of 2007.

James J. Peterson, President and Chief Executive Officer, stated, "We are very pleased with our growth in revenue this quarter and the corresponding increases in gross, operating and net margins. We continue to be well positioned with our new products and are capitalizing on a number of opportunities to introduce existing products into new applications and new markets. We remain confident that we will exceed overall industry growth expectations in both our high reliability semiconductor and high performance analog mixed signal markets."

The book-to-bill ratio for the quarter was 1.13 to 1.00.

Non-GAAP results are explained and reconciled to GAAP results in the attached tables. Non-GAAP income and non-GAAP operating margins exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, amortization of intangible assets, stock option compensation, IPR&D, gain on disposition of assets and restructuring and other special charges.

Business Outlook

Microsemi expects that for the fourth quarter of fiscal year 2007 our sales will increase between 4 to 6 percent, sequentially. On a non-GAAP basis, we expect earnings for the fourth quarter of fiscal year 2007 to be $0.26 to $0.28 per diluted share.

Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

About Microsemi Corporation

Microsemi, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. The Company's semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive, and amplify signals.

Microsemi's products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, optimizing battery performance, reducing size or protecting circuits. The principal markets the company serves include defense, commercial air, satellite, medical, notebook computers, LCD TVs, mobile, and connectivity applications. More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.

The Microsemi Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1233

Information for 3rd Quarter Earnings Conference Call and Webcast

 Date:   Thursday, July 26, 2007
 Time:   4:45 pm Eastern Daylight Time (1:45 pm Pacific Daylight Time)

To access the Webcast, please log on to: www.microsemi.com and go to Investors and then to Webcasts. To listen to the live Webcast, please go to this website approximately fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live Webcast, a replay will be available shortly after the call on the website for 30 days.

To participate in the conference call by telephone, please call: (877) 264-1110 or (706) 634-1357 at approximately 4:35 pm EDT (1:35 pm PDT). Please provide the following ID Number: 6847225.

A telephonic replay will be available from 6:00 pm EDT (3:00 pm PDT) on Thursday, July 26, 2007 through 11:59 pm EDT (8:59 pm PDT) on Thursday, August 2, 2007. To access the replay, please call (800) 642-1687, or (706) 645-9291. Please enter the following ID Number: 6847225.

PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and all statements about plans or expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The potential risks and uncertainties include, but are not limited to, such factors as changes in generally accepted accounting principles, the difficulties regarding the making of estimates and projections, the hiring and retention of qualified personnel in a competitive labor market, acquiring, managing and integrating new operations, businesses or assets, uncertainty as to the future profitability of acquired businesses, delays in the realization of any accretion from acquisition transactions, any circumstances that adversely impact the end markets of acquired businesses, difficulties in closing or disposing of operations or assets, difficulties in transferring work from one plant to another, rapidly changing technology and product obsolescence, difficulties predicting the timing and amount of plant closure costs, the potential inability to realize cost savings or productivity gains and to improve capacity utilization, potential cost increases, weakness or competitive pricing environment of the marketplace, uncertain demand for and acceptance of the company's products, adverse circumstances in any of our end markets, results of in-process or planned development or marketing and promotional campaigns, changes in demand for products, difficulties foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, product returns, product liability, and other potential unexpected business and economic conditions or adverse changes in current or expected industry conditions, business disruptions, epidemics, health advisories, disasters, national emergencies, wars or potential future effects of the tragic events of September 11, 2001, political instability, currency fluctuations, variations in customer order preferences, fluctuations in market prices of the company's common stock and potential unavailability of additional capital on favorable terms, difficulties in implementing company strategies, dealing with environmental or other regulatory matters or litigation, or any matters involving litigation, contingent liabilities or other claims, difficulties and costs imposed by law, including under the Sarbanes-Oxley Act of 2002, difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage, difficulties and costs of protecting patents and other proprietary rights, work stoppages, labor issues, inventory obsolescence and difficulties regarding customer qualification of products, manufacturing facilities and processes, and other difficulties managing consolidation or growth, including in the maintenance of internal controls, the implementation of information systems, and the training of personnel. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in the company's most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors shall be identified from time to time in Microsemi's future filings. Microsemi does not undertake to supplement or correct any information in this release that is or becomes incorrect.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.

                         MICROSEMI CORPORATION
               Unaudited Consolidated Income Statements
               (In thousands, except per share amounts)

                                Quarter ended       Nine months ended
                             -------------------   -------------------
                              July 1,    July 2,    July 1,    July 2,
                               2007       2006       2007       2006
                             --------   --------   --------   --------
 NET SALES                   $113,553   $100,221   $322,519   $267,233
 Cost of sales                 66,198     56,748    189,168    146,072
                             --------   --------   --------   --------

 GROSS MARGIN                  47,355     43,473    133,351    121,161

 Operating expenses:
 Selling, general and
  administrative               22,101     14,238     63,772     41,531
 Research and development      10,577      6,678     30,517     16,397
 Amortization of intangible
  assets                        3,895      1,403      9,793      1,846
 Restructuring
  charges/(credits)            (1,507)     1,137        368      2,298
 In-process research
  and development                  --     15,300     21,770     15,300
 (Gain)/loss on dispositions
  of assets                       253        (15)       250        (17)
                             --------   --------   --------   --------

   Total operating expenses    35,319     38,741    126,470     77,355
                             --------   --------   --------   --------

 OPERATING  INCOME             12,036      4,732      6,881     43,806

 Interest and other
  income, net                     322      1,291      3,275      3,228
                             --------   --------   --------   --------

 INCOME BEFORE INCOME TAXES    12,358      6,023     10,156     47,034

 Provision for income taxes     3,647      5,906     10,436     19,481
                             --------   --------   --------   --------
 NET INCOME (LOSS)           $  8,711   $    117   $   (280)  $ 27,553
                             ========   ========   ========   ========
 Earnings (loss) per share
    Basic                    $   0.11   $   0.00   $  (0.00)  $   0.40
                             ========   ========   ========   ========
    Diluted                  $   0.11   $   0.00   $  (0.00)  $   0.38
                             ========   ========   ========   ========
 Common and common
  equivalent shares
  outstanding:
   Basic                       76,367     69,397     74,407     68,569
   Diluted                     78,564     72,006     74,407     71,721

                         MICROSEMI CORPORATION
          Schedule Reconciling Non-GAAP Income to GAAP Income
               (in thousands, except per share amounts)

                                   Quarter ended     Nine months ended
                                 -----------------   -----------------
                                  July 1,   July 2,   July 1,   July 2,
                                   2007      2006      2007      2006
                                 -------   -------   -------   -------

 GAAP NET INCOME (LOSS)          $ 8,711   $   117   $  (280)  $27,553
                                 =======   =======   =======   =======
 The non-GAAP amounts have
  been adjusted to exclude the
  following items:

 Excluded from cost of sales
  Transitional idle capacity
   and inventory
   abandonments (a)              $10,488   $ 4,225   $28,632   $10,941
  Manufacturing profit in
   acquired inventory (e)             --     2,743       710     2,743
 Excluded from operating
  expenses
   Amortization of intangible
    assets (b)                     3,895     1,403     9,793     1,846
   Stock option compensation (c)   2,775       501     7,068       484
  (Gain)/loss on disposition
   of assets (a)                     253       (15)      250       (17)
  In-process research and
   development (d)                    --    15,300    21,770    15,300
  Bad debt (f)                        --        --     1,514        --
  Restructuring and other
   special charges (a)              (942)    1,137       933     3,427
                                 -------   -------   -------   -------
                                  16,469    25,294    70,670    34,724
 Income tax effect on
   non-GAAP adjustments            4,653     5,274    15,018     8,451
                                 -------   -------   -------   -------
 Net effect of adjustments
  to GAAP net income             $11,816   $20,020   $55,652   $26,273
                                 =======   =======   =======   =======
 NON-GAAP NET INCOME             $20,527   $20,137   $55,372   $53,826
                                 =======   =======   =======   =======

 (a) - (f)  Please refer to corresponding footnotes below.

                         MICROSEMI CORPORATION
            Schedule Reconciling Reported Financial Ratios

                                         Quarter ended
                          --------------------------------------------
                            July 1,         April 1,        July 2,
                              2007            2007           2006
                          ------------   --------------   ------------
 GAAP gross
  margin                  41.7 percent     39.2 percent   43.4 percent
 Effect of reconciling
  items on gross margin    9.2 percent     11.2 percent    6.9 percent
 Non-GAAP gross margin    50.9 percent     50.4 percent   50.3 percent

 GAAP operating margin    10.6 percent   (18.0) percent    4.7 percent
 Effect of reconciling
  items on operating
  margin                  14.3 percent     40.1 percent   25.3 percent
 Non-GAAP operating
  margin                  24.9 percent     22.1 percent   30.0 percent

 To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income before taxes, non-GAAP net income, and non-GAAP diluted earnings per share)
 that exclude transitional idle capacity and inventory abandonments, manufacturing profit in acquired inventory, in-process research and development, amortization of intangible assets, stock option compensation, gain or loss on disposition of assets and restructuring and other special charges. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP;
 therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the
 corresponding measures calculated in accordance with GAAP.

 The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

 (a) The restructuring activities involve the closure and
     consolidation of our manufacturing facilities. As these
     facilities are not expected to have a continuing contribution to operations or have a diminishing contribution during the
     transition phase, management believes excluding such items from the Company's operations provides investors with a means of evaluating the Company's on-going operations. Transitional idle capacity relates to unused manufacturing capacity and
     non-productive manufacturing expenses during the period from when shutdown activities commence to when all transition activities are completed. Inventory abandonments relate to identification and disposal of inventory that will not be utilized after a product line is transferred to a new manufacturing location. Loss on disposition of assets results from abandonment of
     non-productive assets in accordance with a restructuring plan.
     Restructuring and other special charges includes severance and other costs related to facilities in the process of closing or already closed and one-time events. The third quarter of 2007 includes a $0.3 million loss on liquidation of PowerDsine's marketable investments and $0.3 million related to a legal settlement with a former distributor. Management excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and
     evaluating current performance.

 (b) While amortization of acquisition related intangible assets is expected to continue in the future, for internal analysis of the
     Company's operations, management does not view this expense as reflective of the business' current performance.

 (c) Stock option compensation in connection with the SFAS123R has been excluded as management excludes these expenses when
     evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current
     performance.

 (d) In-process research and development has been excluded to facilitate the comparability of expenses between periods. In addition, management does not include IPR&D, a one-time
     acquisition-related charge, in measuring core research and development costs, nor does it believe that IPR&D is indicative of current or future spending.

 (e) Manufacturing profit in acquired inventory resulted from purchase-accounting adjustments to increase the value of
     inventory acquired in the PowerDsine transaction to its fair value. As the acquired inventory is sold, the associated
     manufacturing profit in acquired inventory increases cost of goods sold and reduces gross margins. The manufacturing profit in acquired inventory has been excluded to facilitate comparability of gross margins between periods. In addition, management
     excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross margin as it does not reflect continuing operations at PowerDsine. Manufacturing profit in acquired inventory from the PowerDsine acquisition will not materially impact gross margins beyond the second quarter of fiscal year 2007.

 (f) Bad debt represents write off of accounts receivable from a minor distributor. This amount is excluded from our GAAP results because it is highly unusual and has never occurred previously.

                         MICROSEMI CORPORATION
                Selected Non-GAAP Financial Information
              (in thousands except for per share amounts)

                                  Quarter ended      Nine months ended
                                 ----------------   ------------------
                                 July 1,  July 2,    July 1,   July 2,
                                  2007     2006       2007      2006
                                 -------  -------   --------  --------

 GAAP gross margin               $47,355  $43,473   $133,351  $121,161
  Transitional idle capacity and
   inventory abandonments (a)     10,488    4,225     28,632    10,941
  Manufacturing profit in
   acquired inventory (e)             --    2,743        710     2,743
                                 -------  -------   --------  --------
 Non-GAAP gross margin           $57,843  $50,441   $162,693  $134,845
                                 -------  -------   --------  --------

 GAAP operating expenses         $35,319  $38,741   $126,470  $ 77,355
  Amortization of intangible
   assets (b)                     (3,895)  (1,403)    (9,793)   (1,846)
  Stock option compensation (c)   (2,775)    (501)    (7,068)     (484)
  Gain/(loss) on disposition
   of assets (a)                    (253)      15       (250)       17
  In-process research and
   development                        --  (15,300)   (21,770)  (15,300)
  Bad debt (f)                        --       --     (1,514)       --
  Restructuring and other
   special charges (a)             1,227   (1,137)      (648)   (3,427)
                                 -------  -------   --------  --------
 Non-GAAP operating expenses     $29,623  $20,415   $ 85,427  $ 56,315
                                 -------  -------   --------  --------

 GAAP operating income           $12,036  $ 4,732   $  6,881  $ 43,806
  Transitional idle capacity and
   inventory abandonments (a)     10,488    4,225     28,632    10,941
  Manufacturing profit in
   acquired inventory (e)             --    2,743        710     2,743
  Amortization of intangible
   assets (b)                      3,895    1,403      9,793     1,846
  Stock option compensation (c)    2,775      501      7,068       484
  (Gain)/loss on disposition
   of assets (a)                     253      (15)       250       (17)
  In-process research and
   development                        --   15,300     21,770    15,300
  Bad debt (f)                        --       --      1,514        --
  Restructuring and other
   special charges (a)            (1,227)   1,137        648     3,427
                                 -------  -------   --------  --------
 Non-GAAP operating income       $28,220  $30,026   $ 77,266  $ 78,530
                                 -------  -------   --------  --------

 GAAP income before taxes        $12,358  $ 6,023   $ 10,156  $ 47,034
  Transitional idle capacity and
   inventory abandonments (a)     10,488    4,225     28,632    10,941
  Manufacturing profit in
   acquired inventory (e)             --    2,743        710     2,743
  Amortization of intangible
   assets (b)                      3,895    1,403      9,793     1,846
  Stock option compensation (c)    2,775      501      7,068       484
  (Gain)/loss on disposition
   of assets (a)                     253      (15)       250       (17)
  In-process research and
   development                        --   15,300     21,770    15,300
  Bad debt (f)                        --       --      1,514        --
  Restructuring and other
   special charges (a)              (942)   1,137        933     3,427
                                 -------  -------   --------  --------
 Non-GAAP income before taxes    $28,827  $31,317   $ 80,826  $ 81,758
                                 -------  -------   --------  --------

  GAAP net income (loss)         $ 8,711  $   117   $   (280) $ 27,553
   Transitional idle capacity and
    inventory abandonments (a)    10,488    4,225     28,632    10,941
   Manufacturing profit in
    acquired inventory (e)            --    2,743        710     2,743
   Amortization of intangible
    assets (b)                     3,895    1,403      9,793     1,846
   Stock option compensation (c)   2,775      501      7,068       484
   (Gain)/loss on disposition of
    assets (a)                       253      (15)       250       (17)
   In-process research and
    development                       --   15,300     21,770    15,300
   Bad debt (f)                       --       --      1,514        --
   Restructuring and other special
    charges (a)                     (942)   1,137        933     3,427
   Income tax effect on non-GAAP
    adjustments                   (4,653)  (5,274)   (15,018)   (8,451)
                                 -------  -------   --------  --------
 Non-GAAP net income             $20,527  $20,137   $ 55,372  $ 53,826
                                 -------  -------   --------  --------

 GAAP diluted earnings (loss)
   per share                     $  0.11  $  0.00   $  (0.00) $   0.38
  Impact of non-GAAP adjustments
   on diluted earnings per share $  0.15  $  0.28   $   0.72  $   0.37
                                 -------  -------   --------  --------
 Non-GAAP diluted earnings
  per share                      $  0.26  $  0.28   $   0.72  $   0.75
                                 -------  -------   --------  --------

 (a) - (f)  Please refer to corresponding footnotes above.

                         MICROSEMI CORPORATION
            Condensed Unaudited Consolidated Balance Sheets
                            (in thousands)
                                               July 1,     October 1,
                                                2007         2006
                                              --------     --------
 ASSETS

   Current Assets:
      Cash and cash equivalents               $ 82,236     $165,415
      Accounts receivable, net                  75,107       70,260
      Inventories                              115,578       88,643
      Deferred income taxes                     14,067       13,482
      Other current assets                      12,292        8,223
                                              --------     --------
   Total current assets                        299,280      346,023

   Property and equipment, net                  69,464       65,018
   Deferred income taxes                         1,450           --
   Goodwill                                    174,824       51,546
   Other intangible assets, net                 61,290       45,253
   Other assets                                  6,745        2,150
                                              --------     --------

 TOTAL ASSETS                                 $613,053     $509,990
                                              ========     ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities                       $ 58,071     $ 51,988
    Long-term liabilities                        7,340        4,875
    Shareholders' equity                       547,642      453,127
                                              --------     --------

 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $613,053     $509,990
                                              ========     ========

CONTACT:  Microsemi Corporation
          FINANCIAL CONTACT:
          David R. Sonksen, Executive Vice President and CFO
            (949) 221-7101
          EDITORIAL CONTACT:
          Cliff Silver, Manager, Corporate Communications
            (949) 221-7112